Exhibit 4.7

FIRST AMENDMENT TO

SEVENTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This First Amendment (this “Amendment”) amends that certain Seventh Amended and Restated Stockholders Agreement, dated as of January 25, 2007 (the “Agreement”), and is entered into as of April 6, 2007, by and among NimbleGen Systems, Inc., a Delaware corporation, the individuals and entities listed on Exhibit A who have executed a counterpart signature page hereto (each individually a “Common Stockholder” and collectively the “Common Stockholders”), the individuals and entities listed on Exhibit B who have executed a counterpart signature page hereto (each individually a “Series E Stockholder” and collectively the “Series E Stockholders”), and the individuals and entities listed on Exhibit C who have executed a counterpart signature page hereto (each individually a “Series F Stockholder” and collectively the “Series F Stockholders”).

R E C I T A L S

WHEREAS, the Common Stockholders are the holders of more than fifty percent (50%) of the Common Stock held by those stockholders who or which are parties to the Agreement, and by their execution of this Amendment, they are consenting, separately as a single class, hereto;

WHEREAS, the Series E Stockholders are the holders of more than fifty percent (50%) of the Series E Preferred Stock held by those stockholders who or which are parties to Agreement, and by their execution of this Amendment, they are consenting, separately as a single class, hereto;

WHEREAS, the Series F Stockholders are the holders of more than fifty percent (50%) of the Series F Preferred Stock held by those stockholders who or which are parties to Agreement, and by their execution of this Amendment, they are consenting, separately as a single class, hereto; and

WHEREAS, the parties have determined it is their respective best interests to amend the Agreement as set out below.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Amendment of the Agreement.

(a) Section 5.1 of the Agreement hereby is deleted in its entirety and replaced with the following:

“5.1. Election of Directors. On all matters relating to the election of directors of the Company, each of the Stockholders agrees to vote all Shares which constitute voting stock now held or hereafter acquired by such Stockholder

(or the holders thereof shall consent pursuant to an action by written consent) so as to elect and maintain in office the following members to the Company’s Board of Directors and to remove from office from time to time individuals not satisfying the indicated criteria:

(a) one (1) individual nominated by vote of the holders of a majority of the outstanding Common Stock;

(b) two (2) individuals nominated by Tactics II LLC;

(c) two (2) individuals nominated by Schott;

(d) one (1) individual nominated by Skyline Venture Management II LLC;

(e) one (1) individual nominated by Baird Venture Partners Management Company I, LLC;

(f) one (1) individual nominated by Venture Investors LLC;

(g) one (1) individual nominated by Cargill, Incorporated;

(h) the individual serving from time to time, if any, as the full-time Chief Executive Officer or Chief Operating Officer, as the case may be, of the Company; and

(i) up to two (2) other individuals designated (which designation may be changed from time to time) by the affirmative vote of a majority of the members of the Company’s Board of Directors then in office.

Notwithstanding any term or implication above in this Section 5.1 or in Section 9.2 to the contrary, any of the Stockholders named in Subsections 5.1(a)-(g) above from time to time may waive their or its right to nominate an individual as a director by a written waiver delivered to the Company (to the attention of its Secretary) which shall be irrevocably and unconditionally effective for the one hundred eighty (180) day period commencing on the date of delivery of such waiver to the Company (or such longer period as may be specified in any such written waiver) in which event, during the period the waiver is effective, the individual that such Stockholder(s), absent such waiver, would be entitled to nominate pursuant to whichever is applicable of Subsections 5.1(a)-(g) above instead shall be an individual who (in addition to the two individuals specified in Subsection 5.1(i) as being subject to such designation) may be designated by the Company’s Board of Directors then in office in accordance with Subsection 5.1(i) above and who, if so designated, shall be considered for all purposes hereof to be an individual designated by the Company’s Board of Directors then in office in accordance with Subsection 5.1(i) above. Further notwithstanding any term or implication above in this Section 5.1 to the contrary, in the event that any of the Stockholders named in Subsections 5.1(b)-(g) above, together with such Stockholder’s Affiliates, shall at any time cease to own any of the then issued and outstanding shares of Common Stock or Preferred Stock, the holders of a majority of the outstanding Series E Preferred Stock shall thereafter assume the rights previously granted to such Stockholder pursuant to this Section 5.1.”

(b) Section 7.4 of the Agreement hereby is deleted in its entirety and replaced with the following:

“7.4 Directors’ Expenses. The Company shall not pay any compensation to any member of the Company’s Board of Directors in connection with the performance of his or her duties as a director; provided, however, that, as of and after January 30, 2007, the Company may pay such compensation (including for service on a committee established by the Board of Directors) to any director who is an individual designated in accordance with Subsection 5.1(i) as is approved by the Company’s Board of Directors; and provided, further, the Company shall reimburse the reasonable out of pocket expenses of each member of the Company’s Board of Directors in connection with the performance of his or her duties as director.”

2. Agreement Otherwise Unaffected. The Agreement, as amended by this Amendment, shall remain in full force and effect.

3. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment may be executed by facsimile and each facsimile signature will have the same effect as an original signature.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO SEVENTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

NIMBLEGEN SYSTEMS, INC.

By:	/s/ Stanley D. Rose
Print Name:	Stanley D. Rose
Title:	CEO

STOCKHOLDER:

SKYLINE VENTURE PARTNERS II, L.P.

By:	Skyline Venture Management II LLC,
its General Partner

By:	/s/ John G. Freund
John G. Freund, Managing Director

SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND II, L.P.

By:	Skyline Venture Management II LLC, its General Partner

By:	/s/ John G. Freund
John G. Freund, Managing Director

SKYLINE EXPANSION FUND, L.P.

By:	Skyline Expansion Fund Management, LLC
Its:	General Partner
By:	Skyline Venture Management III, LLC
Its:	Managing Member

By:	/s/ John G. Freund
John G. Freund, Managing Director

TACTICS II LLC

By:	/s/ Robert J. Palay
Print Name:	Robert J. Palay
Title:	Member

NIMBLEGEN, INC.

By:	/s/ Franco Cerrina
Print Name:	Franco Cerrina
Title:	Treasurer/Secretary

TACTICS II INVESTMENTS LLC

By:	/s/ Robert J. Palay
Print Name:	Robert J. Palay
Title:	Member

780 PARTNERS

By:	/s/ Richard J. Bliss
Print Name:	Richard J. Bliss
Title:	Managing Partner

FHF PARTNERS

By:	/s/ Mitchell S. Fromstein
Print Name:	Mitchell S. Fromstein
Title:	General Partner

WISCONSIN ALUMNI RESEARCH FOUNDATION

By:
Print Name:
Title:

ICE NINE INVESTMENTS, LLC

By:
Print Name:
Title:

Frederick R. Blattner

/s/ Frank V. Sica
Frank V. Sica

Roland Green

Emile Nuwaysir

VENTURE INVESTORS EARLY STAGE
FUND III LIMITED PARTNERSHIP

By:	Venture Investors LLC, its General Partner

By:	/s/ John Neis
John Neis, Member
BAIRD VENTURE PARTNERS I LIMITED PARTNERSHIP

By:	Baird Venture Partners Management
Company I, LLC, its General Partner

By:	/s/ Peter K. Shagory
Title:	Director

BVP I AFFILIATES FUND LIMITED PARTNERSHIP

By:	Baird Venture Partners Management
Company I, LLC, its General Partner

By:	/s/ Peter K. Shagory
Title:	Director

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ Christopher P. Prestigiacomo
Print Name:	Christopher P. Prestigiacomo
Title:	Portfolio Manager

SCHOTT AG

By:	/s/ Dr. Juergen Sacknoff //s/ Dr. Gordon Weber
Print Name:	Dr. Juergen Sacknoff / Dr. Gordon Weber
Title:	VP Corp. Strategy/M&A / General Counsel

Michael J. Treble

/s/ David Sneider
David Sneider

ITX INTERNATIONAL EQUITY CORPORATION

By:	/s/ Takehito Jimbo
Print Name:	Takehito Jimbo
Title:	President

THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEMS

By:	/s/ John A. Roan
Print Name:	John A. Roan
Title:	Executive VP for Business Affairs

TEXAS INSTRUMENTS, INCORPORATED

By:
Print Name:
Title:

Rodney Wallace

/s/ Frank Gerome
Frank Gerome

J. Warren Huff

David M. Schaller

STARTech EARLY VENTURES, LLC

By:
Print Name:
Title:

STARTech SEED FUND II, L.P.

By:
Print Name:
Title:

Harold Garner

Dan Clutter

Steven Smith

/s/ Stanley D. Rose
Stanley D. Rose

CARGILL INCORPORATED

By:
Print Name:
Title:

TOPSPIN PARTNERS, L.P.

By:
Print Name:
Title:

TOPSPIN ASSOCIATES, L.P.

By:
Print Name:
Title:

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/ Matt McPherson
Print Name:	Matt McPherson
Title:	Managing Director

ADAGE CAPITAL PARTNERS, L.P.

By:	/s/ Dan Lehan
Print Name:	Dan Lehan
Title:	Chief Operating Officer

STARK MASTER FUND LTD.

By:
Print Name:
Title:

BBT FUND, L.P.

By:	BBT Genpar, L.P.
Its:	General Partner
By:	FFT-FW, Inc.
Its:	General Partner

By:
Print Name:
Title:

CAP FUND, L.P.

By:	Cup Genpar, L.P
Its:	General Partner
By:	CAP-FW, Inc.
Its:	General Partner

By:
Print Name:
Title:

SRI FUND, L.P.

By:	SRI Genpar, L.P.
Its:	General Partner
By:	BBT-FW, Inc.
Its:	General Partner

By:
Print Name:
Title:

QVT FUND LP

By:	QVT Associates GP LLC
Its:	General Partner

By:	/s/ Tracy Fu
Print Name:	Tracy Fu
Title:	Managing Member

By:	/s/ Lars Bader
Print Name:	Lars Bader
Title:	Managing Member

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (SBST-LS)

By:
Martina Poquet, Director – Separate Investments

Exhibit A

COMMON STOCKHOLDERS

Stockholder	Shares of Common Stock
NimbleGen, Inc. 4810 Waukesha Street Madison, WI 53705 fcerrina@nimblegen.com	427,500

Roland Green 506 Ozark Trail Madison, WI 53705	67,500

Emile Nuwaysir 2022 Madison Street Madison, WI 53711 enuwaysir@nimblegen.com	10,000

Tactics II Investments LLC Attn: Robert Palay 5 Revere Drive, Suite 200 Northbrook, IL 60062 bpalay@tacticsii.com	405,000

Wisconsin Alumni Research Foundation Attn: Thomas H. Weaver 614 Walnut Street, 13th Floor Madison, WI 53707 weaver@warf.org	100,000

Skyline Venture Partners II, L.P. Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	7,906

1

Stockholder	Shares of Common Stock
Skyline Venture Partners Qualified Purchaser Fund Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	92,094

The Board of Regents of The University of Texas System c/o UT Southwestern Medical Center at Dallas Attention: Director for Technology Transfer 5323 Harry Hines Boulevard Dallas, TX 75390	39,667

Harold Garner 4100 Post Oak Road Flower Mound, TX 75028	39,667

STARTech Seed Fund II, L.P. 1302 East Collins Blvd Richardson, TX 75081 Attn: CFO, STARTech Early Ventures	16,221

STARTech Early Ventures, LLC 1302 East Collins Blvd Richardson, TX 75081 Attn: CFO, STARTech Early Ventures	10,058

J. Warren Huff 1002 Ashlawn Drive Southlake, TX 76092	15,605

David M. Schaller c/o CenterPoint Ventures 13455 Noel Road, Suite 1670 Dallas, TX 75240	7,783

2

Stockholder	Shares of Common Stock
Frank Gerome 763 Greenway Drive Coppell, TX 75019	2,999

Texas Instruments Incorporated Attn: Barbara C. Papas 7839 Churchill Way, MS 3995 Dallas, TX 75251	66,000

Total	1,308,000

3

Exhibit B

SERIES E PREFERRED STOCKHOLDERS

Stockholder	Shares of Series E Preferred Stock
780 Partners Attn: Richard Bliss 780 North Water Street Milwaukee, WI 53202 rbliss@gklaw.com	250,298

Baird Venture Partners, L.P. Attn: Peter K. Shagory 227 West Monroe, Suite 2200 Chicago, IL 60606 pshagory@rwbaird.com	171,565

Frederick Blattner Genetics Building, B10 445 Henry Mall Madison, WI 53706 fredblattner@scarabgenomics.com	112,672

BVP I Affiliates Fund L.P. Attn: Peter K. Shagory 227 West Monroe, Suite 2200 Chicago, IL 60606 pshagory@rwbaird.com	120,145

FHF Partners Attn: Mitchell Fromstein 5301 N. Ironwood Road, Suite #100 Glendale, WI 53217	248,331

1

Stockholder	Shares of Series E Preferred Stock
Ice Nine Investments, LLC c/o Quarles & Brady, LLP Attn: Nicholas Seay 1 South Pinckney Street, Suite 600 Madison, WI 53703 njs@quarles.com	12,543

ITX International Equity Corporation Attn: Takehita Jimbo 700 E. El Camino Real, Suite 200 Mountain View, CA 94040	714,286

Emile Nuwaysir 2022 Madison Street Madison, WI 53711 enuwaysir@nimblegen.com	3,673

Frank Sica c/o Menemsha Capital Partners, Ltd c/o Tailwind Capital 390 Park Avenue, 17th Floor New York, NY 10022	249,521

Skyline Venture Partners Qualified Purchaser Fund Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	1,010,155

Skyline Venture Partners II, L.P. Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	86,716

2

Stockholder	Shares of Series E Preferred Stock
Skyline Expansion Fund, L.P. Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	22,222

David Sneider 301 S. Yellowstone Drive Madison, WI 53705 dsneider@gmail.com	36,833

Schott AG Schott AG Attn: Mr. Frank Mohler Hattenbergstrasse 10 Mainz, Germany D-55122 frank.mohler@schott.com Schott North America, Inc. Attn: Gerhard Kiewel 555 Taxter Road Elmsford, New York 10523 gerhard.kiewel@us.schott.com	2,690,477

State of Wisconsin Investment Board Attn: Chris Prestigiacomo Wisconsin Private Equity Portfolio 121 East Wilson Street Madison, WI 53703-3455 chris.prestigiacomo@swib.state.wi.us	278,862

Tactics II LLC Attn: Robert Palay 5 Revere Drive, Suite 200 Northbrook, IL 60062 bpalay@tacticsii.com	250,299

3

Stockholder	Shares of Series E Preferred Stock
Michael Treble 2820 Rancho Costero Carlsbad, CA 92009 mtreble@sbcglobal.net	24,942

Venture Investors Early Stage Fund III, L.P. Attn: John Neis 505 South Rosa Road Madison, WI 53719 john@ventureinvestors.com	438,936

Wisconsin Alumni Research Foundation Attn: Thomas H. Weaver 614 Walnut Street, 13th Floor Madison, WI 53707 weaver@warf.org	252,540

Texas Instruments Incorporated Attn: Barbara C. Papas 7839 Churchill Way, MS 3995 Dallas, TX 75251	17,777

STARTech Seed Fund II, L.P. Attn: Matt Blanton 1302 East Collins Boulevard Richardson, TX 75081	35,556

Roland Green 506 Ozark Trail Madison, WI 53705	407

Harold Garner 4100 Post Oak Road Flower Mound, TX 75028	1,000

4

Stockholder	Shares of Series E Preferred Stock
Stanley D. Rose One Science Court Madison, WI 53711 srose@nimblegen.com	12,241

Rodney Wallace 20431 Peachtree Road Dickerson, MD 20842	407

Steven W. Smith 2854 Richardson Street Fitchburg, WI 53711 ssmith@nimblegen.com	136

Daniel Clutter NimbleGen Systems, Inc. One Science Court Madison, WI 53711 dclutter@nimblegen.com	382

Cargill, Incorporated Attn: James Sayre 1200 Park Place, Suite 300 San Mateo, CA 94403	156,017

Topspin Partners, L.P. Attn: Steve Winick 3 Expressway Plaza Roslyn Heights, NY 11577 swinick@topspinpartners.com	41,916

Topspin Associates, L.P. Attn: Steve Winick 3 Expressway Plaza Roslyn Heights, NY 11577 swinick@topspinpartners.com	1,985

Total:	7,242,840

5

Exhibit C

SERIES F PREFERRED STOCKHOLDERS

Stockholder	Shares of Series F Preferred Stock
780 Partners Attn: Richard Bliss 780 North Water Street Milwaukee, WI 53202 rbliss@gklaw.com	276,014

Baird Venture Partners, L.P. Attn: Peter K. Shagory 227 West Monroe, Suite 2200 Chicago, IL 60606 pshagory@rwbaird.com	303,105

Frederick Blattner Genetics Building, B10 445 Henry Mall Madison, WI 53706 fredblattner@scarabgenomics.com	141,870

BVP I Affiliates Fund L.P. Attn: Peter K. Shagory 227 West Monroe, Suite 2200 Chicago, IL 60606 pshagory@rwbaird.com	212,258

FHF Partners Attn: Mitchell Fromstein 5301 N. Ironwood Road, Suite #100 Glendale, WI 53217	263,182

Roland Green 506 Ozark Trail Madison, WI 53705	6,720

1

Stockholder	Shares of Series F Preferred Stock
Ice Nine Investments, LLC c/o Quarles & Brady, LLP Attn: Nicholas Seay 1 South Pinckney Street, Suite 600 Madison, WI 53703 njs@quarles.com	10,529

Emile Nuwaysir 2022 Madison Street Madison, WI 53711 enuwaysir@nimblegen.com	1,680

Frank Sica c/o Menemsha Capital Partners, Ltd c/o Tailwind Capital 390 Park Avenue, 17th Floor New York, NY 10022	335,268

Skyline Venture Partners Qualified Purchaser Fund Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	905,643

Skyline Venture Partners II, L.P. Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	77,742

Skyline Expansion Fund, L.P. Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	666,667

David Sneider 301 S. Yellowstone Drive Suite 422 Madison, WI 53705 dsneider@gmail.com	18,455

2

Stockholder	Shares of Series F Preferred Stock
State of Wisconsin Investment Board Attn: Chris Prestigiacomo Wisconsin Private Equity Portfolio 121 East Wilson Street Madison, WI 53703-3455 chris.prestigiacomo@swib.state.wi.us	403,374

Tactics II LLC Attn: Robert Palay 5 Revere Drive, Suite 200 Northbrook, IL 60062 bpalay@tacticsii.com	276,015

Michael Treble 2820 Rancho Costero Carlsbad, CA 92009 mtreble@sbcglobal.net	18,671

Venture Investors Early Stage Fund III, L.P. Attn: John Neis 505 South Rosa Road Madison, WI 53719 john@ventureinvestors.com	791,720

Wisconsin Alumni Research Foundation Attn: Thomas H. Weaver 614 Walnut Street, 13th Floor Madison, WI 53707 weaver@warf.org	312,987

Harold Garner 4100 Post Oak Road Flower Mound, TX 75028	24,538

Stanley D. Rose One Science Court Madison, WI 53711 srose@nimblegen.com	201,980

Rodney Wallace 20431 Peachtree Road Dickerson, MD 20842	6,712

3

Stockholder	Shares of Series F Preferred Stock
Steven Smith 2854 Richardson Street Fitchburg, WI 53711 ssmith@nimblegen.com	2,237

Dan Clutter NimbleGen Systems, Inc. One Science Court Madison, WI 53711 dclutter@nimblegen.com	6,310

Cargill, Incorporated Attn: James Sayre 1200 Park Place, Suite 300 San Mateo, CA 94403	2,674,277

Topspin Partners, L.P. Attn: Steve Winick 3 Expressway Plaza Roslyn Heights, NY 11577 swinick@topspinpartners.com	691,619

Topspin Associates, L.P. Attn: Steve Winick 3 Expressway Plaza Roslyn Heights, NY 11577 swinick@topspinpartners.com	32,754

Brookside Capital Partners Fund, L.P. c/o Brookside Capital Attn: Jay Venkatesan 111 Huntington Avenue Boston, MA 02199	1,644,806

Adage Capital Partners, L.P. c/o Adage Capital Management, L.P. Attn: Dan Lehan 200 Clarendon Street, 52nd Floor Boston, MA 02116	600,000

4

Stockholder	Shares of Series F Preferred Stock
Stark Master Fund Ltd. c/o Stark Offshore Management LLC 3600 South Lake Drive St. Francis, WI 53235	500,000

BBT Fund, L.P. c/o BBT Genpar, L.P. 201 Main Street, Suite 3200 Fort Worth, TX 76102	147,500

CAP Fund, L.P. c/o BBT Genpar, L.P. 201 Main Street, Suite 3200 Fort Worth, TX 76102	67,500

SRI Fund, L.P. c/o BBT Genpar, L.P. 201 Main Street, Suite 3200 Fort Worth, TX 76102	35,000

QVT Fund LP c/o QVT Associates GP LLC 1177 Avenue of the Americas, 9th Floor New York, NY 10036 legalnotices@qvt.com	200,000

5

Stockholder	Shares of Series F Preferred Stock
The Board of Trustees of Leland Stanford Junior University The Board of Trustees of Leland Stanford Junior University c/o Stanford Management Company Attn: Martina Poquet 2770 Sand Hill Road Menlo Park, CA 94025 martinapoquet@stanford.edu The Board of Trustees of Leland Stanford Junior University c/o Stanford Management Company Attn: Jin Gu 2770 Sand Hill Road Menlo Park, CA 94025 jingu@stanford.edu	20,000

J. Warren Huff 1002 Ashlawn Drive Southlake, TX 76092	3,337

Total:	11,880,470

6